As filed with the Securities and Exchange Commission on August 4, 2006
Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	33-0728374 (I.R.S. Employer Identification Number)
2929 Seventh Street, Suite 100
Berkeley, CA 94710
(510) 848-5100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

2004 Stock Incentive Plan
2004 Employee Stock Purchase Plan
(Full Title of the Plan)

Deborah A. Smeltzer
Vice President, Operations and Chief Financial Officer
Dynavax Technologies Corporation
2929 Seventh Street, Suite 100
Berkeley, CA 94710
(510) 848-5100
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Robert L. Jones, Esq.
Glen Y. Sato, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306

CALCULATION OF REGISTRATION FEE

		Proposed maximum		Proposed maximum
	Amount to be	offering price per		aggregate offering	Amount of
Title of Securities to be Registered	registered (1)	share		price	registration fee
Common Stock, $0.001 par value per share under the 2004 Stock Incentive Plan (the “Stock Plan”)	800,000	$3.985	(2)	$3,188,000.00	$341.12
Common Stock, $0.001 par value per share under the 2004 Employee Stock Purchase Plan (the “Purchase Plan”)	246,000	$3.985	(2)	$980,310.00	$104.89
Total:	1,046,000	$3.985	(2)	$4,168,310.00	$446.01

(1)	These represent the increase in the number of shares of common stock of the Registrant reserved for issuance under the Stock Plan and Purchase Plan by the Registrant pursuant to evergreen provisions therein. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from stock splits, stock dividends, recapitalization or other similar transactions.

(2)	Represents the average of the high ($4.07) and low ($3.90) prices of the Common Stock July 31, 2006, and is set forth solely for the purposes of calculating the filing fee pursuant to Rule 457(h) and is used only for shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.

EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference Registration Statement No. 333-113220 on Form S-8, filed with the Securities and Exchange Commission on March 2, 2004, which registered 3,500,000 shares of the Company’s common stock with respect to the 2004 Stock Incentive Plan for which a registration fee was paid with the filing of such Registration Statement, and 250,000 shares of the Company’s common stock with respect to the 2004 Employee Stock Purchase Plan, for which a registration fee was paid with the filing of such Registration Statement.
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3.   Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Commission are incorporated by reference herein:
1.	The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2005, filed on March 16, 2006, as amended by Amendment No. 1 to 10-K, filed on August 4, 2006.

2.	The Quarterly Reports on Form 10-Q of the Registrant for the three months ended March 31, 2006, filed on May 5, 2006, and for the three and six months ended June 30, 2006, filed on August 4, 2006.

3.	The Registrant’s Current Reports on Form 8-K, filed on March 15, 2006, April 24, 2006, April 27, 2006, May 1, 2006 and July 28, 2006.

4.	The description of the Registrant’s Common Stock contained in the Registrant’s Statement on Form 8-A, filed February 6, 2004, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

5.	All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

5.1	Opinion of Cooley Godward llp

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney (see Signature Page)

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant, Dynavax Technologies Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on August 4, 2006

DYNAVAX TECHNOLOGIES CORPORATION
By:	/s/ Dino Dina, M.D.
Dino Dina, M.D.
President, Chief Executive Officer and Director

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Dino Dina, M.D. and Deborah Smeltzer, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dino Dina, M.D. Dino Dina, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 4, 2006

/s/ Deborah A. Smeltzer Deborah A. Smeltzer	Vice President, Operations and Chief Financial Officer (Principal Financial Officer)	August 4, 2006

/s/ Timothy G. Henn Timothy G. Henn	Vice President, Finance and Administration (Principal Accounting Officer)	August 4, 2006

/s/ Arnold L. Oronsky, Ph.D. Arnold L. Oronsky, Ph.D.	Chairman of the Board	August 4, 2006

/s/ Nancy L. Buc Nancy L. Buc	Director	August 4, 2006

/s/ Dennis A. Carson, M.D. Dennis A. Carson, M.D	Director	August 4, 2006

/s/ Denise M. Gilbert Denise M. Gilbert	Director	August 4, 2006

/s/ Daniel S. Janney Daniel S. Janney	Director	August 4, 2006

/s/ Jan Leschly Jan Leschly	Director	August 4, 2006

/s/ Stanley A. Plotkin, M.D. Stanley A. Plotkin, M.D.	Director	August 4, 2006

INDEX TO EXHIBITS

Exhibit
Number	Document

5.1	Opinion of Cooley Godward llp

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney (see Signature Page)